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                                     BYLAWS
                                       OF
                           WILLAMETTE INDUSTRIES, INC.
                               AS AMENDED THROUGH
                                FEBRUARY 11, 2002


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                                     BYLAWS
                                       OF
                           WILLAMETTE INDUSTRIES, INC.
                               AS AMENDED THROUGH
                                FEBRUARY 11, 2002


                                    ARTICLE I

                                     Offices

              Section 1. Principal Office. The principal office of the corporation in the State of Oregon shall be located in the City of Portland, County of Multnomah. The corporation may have such other offices, either within or without the State of Oregon, as the board of directors may designate or as the business of the corporation may require from time to time.

              Section 2. Registered Office. The registered office of the corporation required by the Oregon Business Corporation Act ("Act") to be maintained in the State of Oregon may be, but need not be, the same as any of its places of business in the State of Oregon, and the location of the registered office may be changed from time to time by the board of directors or the registered agent of the corporation.

                                   ARTICLE II

                                  Shareholders

              Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as may be designated from time to time by the board of directors.

              Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the chairman of the board, by the president and chief executive officer, or by the board of directors, and shall be called by the chairman of the board if one or more written demands for a


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meeting describing the purpose or purposes for which it is to be held are signed, dated and delivered to the secretary of the corporation by the holders of at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

              Section 3. Place of Meeting. The board of directors shall determine the place of meeting for all annual and special meetings of the shareholders. In the absence of any such determination, all meetings of shareholders shall be held at the principal office of the corporation in the State of Oregon.

              Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not earlier than 60 nor less than ten days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president and chief executive officer, or the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be effective when deposited in the United States mail, addressed to the shareholder at his address as shown in the corporation's current record of shareholders, with postage thereon prepaid. If a meeting is adjourned to a different date, time or place announced at the meeting before adjournment, notice need not be given of the new date, time or place unless a new record date is or must be fixed for the adjourned meeting.

              Section 5. Quorum; Manner of Acting. Shares entitled to vote as a separate voting group may take action on a matter only if a quorum of those shares exists with respect to the matter. A majority of the votes entitled to be cast on the matter by voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that


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matter. If a quorum exists, action on a matter, other than the election of directors, shall be approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the Act requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.

              Section 6. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

              Section 7. Voting of Shares. Each outstanding share of the corporation's common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders except that shares owned, directly or indirectly, by another corporation in which the corporation owns, directly or indirectly, a majority of the shares entitled to vote for the election of directors of such other corporation shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

              Section 8. Acceptance of Votes. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the corporation shall be entitled to


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accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

              If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation shall nevertheless be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if:

              (a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity.

              (b) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder.

              (c) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder.

              (d) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder.

              (e) Two or more persons are the shareholder as cotenants or fiduciaries, the name signed purports to be the name of at least one of the co-owners, and the person signing appears to be acting on behalf of all co-owners.

              The corporation shall be entitled to reject a vote, consent, waiver or proxy if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.


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              Section 9. Notice of Business.

              (a) Annual Meetings of Shareholders.

                     (1) Nominations of persons for election to the board of
              directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the corporation's notice of meeting delivered pursuant to Section 4 of this Article II, (B) by the board of directors or a proxy committee appointed by the board of directors or (C) by any shareholder of the corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in subparagraph

                     (2) of this paragraph (a) of this bylaw and who was a
              shareholder of record at the time such notice is delivered to the secretary of the corporation. (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this bylaw, the shareholder must have given timely notice thereof in writing to the secretary of the corporation, and, in the case of business other than nominations, such other business must be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not less than ninety days nor more than one hundred twenty days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such


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              anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) a description of all arrangements or understandings between the shareholder and such person and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in


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              such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any


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              proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

              (b) Special Meetings of Shareholders.

              Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting pursuant to Section 4 of this Article
       II. Any shareholder or shareholders seeking to request the corporation to call a special meeting of shareholders pursuant to Section 2 of this
       Article II shall deliver or mail written notice of such request to the secretary of the corporation at its principal executive offices (the "Notice"). The Notice shall contain all the information that would be required in a notice to the secretary given pursuant to clauses (B) and
       (C) of paragraph (a)(2) of this bylaw.

              (c) General.

                     (1) Only persons who are nominated in accordance with the
              procedures set forth in this bylaw shall be eligible to be elected at an annual meeting of shareholders of the corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Restated Articles of Incorporation of the corporation or these bylaws, the chairman of the meeting shall have the power and duty to determine (A) whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this bylaw (including whether


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              the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder's nominee or proposal in compliance with such shareholder's representation as required by clause (a)(2)(C)(iv) of this bylaw) and (B) if any proposed nomination or business is not in compliance with this bylaw, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this bylaw, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

                     (2) For purposes of this bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                     (3) For purposes of this bylaw, no adjournment nor notice
              of adjournment of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 9, and in order for any notification required to be delivered by a shareholder pursuant to this Section 9 to be timely, such


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              notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

                     (4) Notwithstanding the foregoing provisions of this bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                   ARTICLE III

                               Board of Directors

              Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors.

              Section 2. Number, Tenure and Classification. The number of directors shall be seven, divided into three classes, two directors to be designated as Class A directors, two directors to be designated as Class B directors, and three directors to be designated as Class C directors. At each annual meeting, directors to replace those whose terms expire at such annual meeting shall be elected, each such director to hold office until the third annual meeting next succeeding his election and until his successor is elected or until his death, resignation, retirement or removal.

              Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or


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without the State of Oregon, for the holding of additional regular meetings without other notice than such resolution.

              Section 4. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the board of directors called by them.

              Section 5. Notice; Waiver. Notice of the time, date and place of any special meeting called by or at the request of the chairman of the board shall be given at least twenty-four hours previously thereto, orally or by written notice delivered personally or given by telegraph, teletype, facsimile transmission or other form of wire communication, or by mail or private carrier, to each director at his business address or residence address. Notice of the time, date and place of any special meeting called by or at the request of any two directors shall be given at least ten days previously thereto, orally or by written notice delivered personally or given by telegraph, teletype, facsimile transmission or other form of wire communication, or by mail or private carrier, to each director at his business or residence address. Oral notice shall be effective when communicated if communicated in a comprehensible manner and written notice shall be effective at the earliest of the following: (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the director and (d) if by facsimile transmission, two hours after the notice is transmitted. A director's


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attendance at, or participation in, a meeting shall constitute a waiver of notice of such meeting, except where a director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding of the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A written waiver of notice of a meeting signed by the director or directors entitled to such notice, whether before or after the time stated therein, which specifies the meeting for which notice is waived and which is filed with the minutes or corporate records shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

              Section 6. Quorum. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

              Section 7. Manner of Acting. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

              Section 8. Vacancies. Any vacancy occurring in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the board of directors or, if the remaining directors constitute fewer than a quorum, by the affirmative vote of a majority of all the remaining directors. The term of a director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected.


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              Section 9. Presumption of Assent. A director who is present at a meeting of the board of directors at which corporate action is taken shall be deemed to have assented to the action taken, unless (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

              Section 10. Removal of Directors. All or any number of the directors of the corporation may be removed, with or without cause, at a meeting called expressly for that purpose, by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of capital stock of the corporation.

              Section 11. Compensation. By resolution of the board of directors, each director may be paid an annual fee as director and, in addition thereto, a fixed sum for attendance at each meeting of the board of directors and executive committee or other committees and his expenses, if any, of attendance at any such meeting. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

              Section 12. Retirement. Each director shall retire from the board of directors on the date of the regular quarterly meeting of directors next following the date on which he attains the age of 72 and shall not be eligible thereafter for reelection.


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              Section 13. Emeritus Director. The board of directors may elect one or more emeritus directors to serve at the pleasure of the board of directors. Persons eligible to serve as emeritus directors shall be former directors of this corporation or of a predecessor corporation; an emeritus director shall be entitled to attend meetings of the board of directors but shall not be entitled to vote on any matter submitted to the board of directors. The board of directors shall fix the compensation to be paid each emeritus director. Notice of any meeting of the board of directors need not be given to an emeritus director, and he shall not be counted for a quorum of the board of directors.

              Section 14. Action Without a Meeting. Any action that may be taken by the board of directors at a meeting may be taken without a meeting if one or more consents in writing describing the action so taken shall be signed by all the directors and included in the minutes or filed with the corporate records reflecting the action taken.

              Section 15. Telephonic Meetings. Meetings of the board of directors, or of any committee designated by the board of directors, may be held by means of conference telephone or any other means of communication by which all directors participating in the meeting can hear each other simultaneously during the meeting, and such participation shall constitute presence in person at the meeting.


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                                   ARTICLE IV

                               Executive Committee
                              and Other Committees

              Section 1. Appointment. The board of directors by resolution adopted by a majority of the full board may appoint an executive committee to consist of a chairman and two or more other directors. The chairman of the committee shall be a director and shall be selected by the board of directors from the members of the executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

              Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that neither the executive committee nor any other committee of the board of directors appointed pursuant to Section 10 of this Article IV shall have the authority to (a) authorize distributions; (b) approve or propose to shareholders actions required by the Act to be approved by shareholders; (c) fill vacancies on the board of directors or any of its committees; (d) amend articles of incorporation; (e) adopt, amend or repeal bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the board of directors may authorize a committee or a senior executive officer of the


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corporation to do so within limits specifically prescribed by the board of directors.

              Section 3. Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his appointment and until his successor is appointed as a member of the executive committee.

              Section 4. Meetings; Notice; Waiver. Regular meetings of the executive committee or any other committee of the board of directors appointed pursuant to Section 10 of this Article IV may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of the executive committee or any such other committee may be called by any member thereof upon not less than two days' notice stating the place, date and hour of the meeting. The provisions of Section 5 of Article III shall apply to the method for giving of notice of special meetings of the executive committee or any such other committee and to the waiver of notice of any such meetings. The notice of a meeting of the executive committee or any such other committee need not state the business proposed to be transacted at the meeting.

              Section 5. Quorum; Manner of Acting. A majority of the members of the executive committee or any such other committee shall constitute a quorum for the transaction of business at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee.

              Section 6. Action Without a Meeting. Any action that may be taken by the executive committee or any such other committee at a meeting may be taken without a meeting if one or more consents in writing describing the action so taken shall be signed by all the members of the committee and included in the


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minutes of the committee or filed with the corporate records reflecting the action so taken.

              Section 7. Vacancies. Any vacancy in the executive committee or any such other committee may be filled by a resolution adopted by a majority of the full board of directors.

              Section 8. Resignations and Removal. Any member of the executive committee or any such other committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee or any such other committee may resign as a member of the committee at any time by giving written notice to the chairman of the board or secretary of the corporation, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

              Section 9. Procedure. The chairman of the executive committee shall be the presiding officer of the executive committee. The executive committee and any such other committee shall fix its own rules of procedure which shall not be inconsistent with these bylaws. The committee shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

              Section 10. Appointment of Other Committees of the Board of Directors. The board of directors may from time to time by resolution adopted by a majority of the full board, create any other committee or committees of the board of directors and appoint members of the board to serve thereon. Each such committee shall have two or more members and, to the extent specified by the board of directors, may exercise the powers of the board subject to the limitations set forth in Section 2 of this Article IV.


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              Section 11. Appointment of Other Committees. The board of
directors or the executive committee or, pursuant to the authority of the board of directors or the executive committee, the chairman of the board may from time to time create and appoint any other committee or committees, or subcommittee or subcommittees, whether composed of directors, officers or employees, with such duties, responsibilities and authority as may be prescribed by the board of directors or the executive committee, or by the chairman of the board pursuant to the authority of the board of directors or of the executive committee.

              Each such committee or subcommittee shall fix its own rules of procedure. The board of directors, the executive committee or the chairman of the board with respect to any such committee or subcommittee created and appointed by him shall have power to change the members of any such committee or subcommittee at any time, to fill vacancies and to dissolve any such committee or subcommittee at any time. Any committee may appoint one or more subcommittees, of its own members, to advise with such committee, or to apportion the work of such committee.

                                    ARTICLE V

                                    Officers

              Section 1. Number. The officers of the corporation shall be a chairman of the board, a president and chief executive officer, one or more executive vice-presidents and vice-presidents (the number of executive vice-presidents and vice-presidents to be determined by the board of directors), a chief financial officer, a secretary and a treasurer, each of whom shall be appointed by the board of directors. The board of directors may from time to time appoint such assistant officers as may be deemed necessary or desirable for the business of the


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corporation. Such assistant officers shall have such duties as may be prescribed by the board of directors and shall serve at the pleasure of the board of directors. Any two or more offices may be held by the same person, except the offices of chairman of the board or president and chief executive officer and secretary.

              Section 2. Appointment and Term of Office. The officers of the corporation shall be appointed annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If such appointments shall not be made at such meeting, such appointments shall be made as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly appointed or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

              Section 3. Removal. The board of directors may remove any officer at any time with or without cause. The election or appointment of an officer shall not of itself create contract rights; and the resignation or removal of an officer shall not affect the contract rights, if any, of the corporation or the officer.

              Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

              Section 5. Chairman of the Board. The chairman of the board shall be a member of the board of directors and shall preside at meetings of the board of directors and meetings of shareholders. He shall have general power to execute deeds, mortgages, bonds, contracts and other instruments for and on behalf of the corporation, except in cases where the execution


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thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation. He shall perform such additional duties and exercise such authority as from time to time may be assigned or delegated to him by the board of directors.

              Section 6. President. The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all the business and affairs of the corporation. In the absence of the chairman of the board he shall preside at meetings of the shareholders. He shall have general power to execute deeds, mortgages, bonds, contracts and other instruments for and on behalf of the corporation, except in cases where the execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation. He shall perform such additional duties and exercise such authority as from time to time may be assigned or delegated to him by the chairman of the board or the board of directors.

              Section 7. Executive Vice-Presidents. The executive vice-presidents shall perform such duties and exercise such authority as from time to time may be assigned or delegated to them by the president and chief executive officer, or the board of directors. An executive vice-president may sign, with the secretary or any other proper officer of the corporation


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

thereunto authorized by the board of directors, certificates for shares of the corporation.

              Section 8. Vice-Presidents. The vice-presidents shall perform such duties and exercise such authority as from time to time may be assigned or delegated to them by the president and chief executive officer, an executive vice-president or the board of directors. One or more of the vice-presidents may be designated senior vice-president. Any vice-president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation.

              Section 9. Chief Financial Officer. The chief financial officer shall be the principal financial officer of the corporation. He shall in general perform all duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned or delegated to him by the president and chief executive officer, or the board of directors.

              Section 10. Secretary. The secretary shall: (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman of the board, the president and chief executive officer, an executive vice-president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president and chief executive officer, or the board of directors.

              Section 11. Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president and chief executive officer, the chief financial officer or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine.

              Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

              Section 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

              Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

              Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed in such manner as shall from time to time be determined by resolution of the board of directors.

              Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the president and chief executive officer or the chief financial officer of the corporation may select.

                                   ARTICLE VII

                   Certificates For Shares and Their Transfer

              Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chairman of the board, the president and chief executive officer, an executive vice-president or a vice- president and by the secretary or any other proper officer of the corporation thereunto authorized by the board of directors and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 3 of this Article VII.

              Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

              Section 3. Replacement of Certificates. In the event of the loss, theft, mutilation or destruction of any certificate for shares, a duplicate thereof may be issued and delivered to the owner thereof, provided he makes a sufficient affidavit setting forth the material facts surrounding the loss, theft, mutilation or destruction of the original certificate and gives a bond with corporate surety to the corporation, its officers and agents, in an open penalty amount indemnifying the corporation, its officers and agents, against any losses, costs and damages suffered or incurred by reason of such loss, theft, mutilation or destruction of the original certificate and replacement thereof.

              Section 4. Transfer Agents and Registrars. The board of directors or executive committee may provide for transfer and registration of the stock of the corporation in Portland, Oregon, and in such other place or places as may be deemed advisable, and for such purpose may appoint and change from time to time the necessary transfer agents and registrars. In case there shall be more than one transfer agent and more than one registrar, the board of directors or executive committee may provide for the interchange of certificates countersigned by the several transfer agents and registrars. A transfer agent of the corporation may also be designated as the dividend disbursing agent of the corporation. Resolutions of the board of directors or executive committee appointing transfer agents and registrars shall provide for such terms and conditions as may be deemed advisable, including without limitation provisions for indemnification of the transfer agents and registrars and instructions to them by designated officers of the corporation.

                                  ARTICLE VIII

                                      Seal

              The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal."

                                   ARTICLE IX

                                   Fiscal Year

              The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                                    ARTICLE X

                                   Amendments

              These bylaws or any portion hereof may be amended by a vote of a majority of the full board of directors at any meeting of the directors.

                                   ARTICLE XI

                            Oregon Control Share Act

              The corporation hereby elects, in accordance with Section 60.804 of the Act, that Sections 60.801 through 60.816 of the Act shall not apply to the acquisition of the corporation's voting shares.


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

                               TABLE OF CONTENTS

                                                                                              PAGE
ARTICLE I         OFFICES..................................................................     1

        Section 1.    Principal Office.....................................................     1

        Section 2.    Registered Office....................................................     1

ARTICLE II        SHAREHOLDERS.............................................................     1

        Section 1.    Annual Meeting.......................................................     1

        Section 2.    Special Meetings.....................................................     1

        Section 3.    Place of Meeting.....................................................     2

        Section 4.    Notice of Meeting....................................................     2

        Section 5.    Quorum; Manner of Acting.............................................     2

        Section 6.    Proxies..............................................................     3

        Section 7.    Voting of Shares.....................................................     3

        Section 8.    Acceptance of Votes..................................................     3

        Section 9.    Notice of Business...................................................     5

               (a)    Annual Meetings of Shareholders......................................     5

               (b)    Special Meetings of Shareholders.....................................     8

               (c)    General..............................................................     8

ARTICLE III       BOARD OF DIRECTORS.......................................................    10

        Section 1.    General Powers.......................................................    10

        Section 2.    Number, Tenure and Classification....................................    10

        Section 3.    Regular Meetings.....................................................    10

        Section 4.    Special Meetings.....................................................    11

        Section 5.    Notice; Waiver.......................................................    11

        Section 6.    Quorum...............................................................    12

        Section 7.    Manner of Acting.....................................................    12

        Section 8.    Vacancies............................................................    12

        Section 9.    Presumption of Assent................................................    13

        Section 10.   Removal of Directors.................................................    13

        Section 11.   Compensation.........................................................    13

        Section 12.   Retirement...........................................................    13

        Section 13.   Emeritus Director....................................................    14

        Section 14.   Action Without a Meeting.............................................    14

        Section 15.   Telephonic Meetings..................................................    14

ARTICLE IV        EXECUTIVE COMMITTEE AND OTHER COMMITTEES.................................    15

        Section 1.    Appointment..........................................................    15

        Section 2.    Authority............................................................    15

        Section 3.    Tenure and Qualifications............................................    16

        Section 4.    Meetings; Notice; Waiver.............................................    16

        Section 5.    Quorum; Manner of Acting.............................................    16

        Section 6.    Action Without a Meeting.............................................    16

        Section 7.    Vacancies............................................................    17

        Section 8.    Resignations and Removal.............................................    17


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

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
        Section 9.    Procedure............................................................    17

        Section 10.   Appointment of Other Committees of the Board of Directors............    17

        Section 11.   Appointment of Other Committees......................................    18

ARTICLE V         OFFICERS.................................................................    18

        Section 1.    Number...............................................................    18

        Section 2.    Appointment and Term of Office.......................................    19

        Section 3.    Removal..............................................................    19

        Section 4.    Vacancies............................................................    19

        Section 5.    Chairman of the Board................................................    19

        Section 6.    President............................................................    20

        Section 7.    Executive Vice-Presidents............................................    20

        Section 8.    Vice-Presidents......................................................    21

        Section 9.    Chief Financial Officer..............................................    21

        Section 10.   Secretary............................................................    21

        Section 11.   Treasurer............................................................    22

        Section 12.   Salaries.............................................................    22

ARTICLE VI        CONTRACTS, LOANS, CHECKS AND DEPOSITS....................................    22

        Section 1.    Contracts............................................................    22

        Section 2.    Loans................................................................    23

        Section 3.    Checks, Drafts, etc..................................................    23

        Section 4.    Deposits.............................................................    23

ARTICLE VII       CERTIFICATES FOR SHARES AND THEIR TRANSFER...............................    23

        Section 1.    Certificates for Shares..............................................    23

        Section 2.    Transfer of Shares...................................................    24

        Section 3.    Replacement of Certificates..........................................    24

        Section 4.    Transfer Agents and Registrars.......................................    25

ARTICLE VIII      SEAL.....................................................................    25

ARTICLE IX        FISCAL YEAR..............................................................    26

ARTICLE X         AMENDMENTS...............................................................    26

ARTICLE XI        OREGON CONTROL SHARE ACT.................................................    26


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